SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2015

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2015, Martha Stewart Living Omnimedia, Inc. (the “Company”), Sequential Brands Group, Inc. (“Sequential”), Singer Merger Sub, Inc., Madeline Merger Sub, Inc. and Singer Madeline Holdings, Inc. (“Holdings”) entered into a Letter Agreement (the “Letter Agreement”), which amends the previously disclosed Agreement and Plan of Merger, by and among the Company, Sequential, Singer Merger Sub, Inc., Madeline Merger Sub, Inc., and Holdings, dated as of June 22, 2015 (the “Merger Agreement”), to clarify the procedures pursuant to which holders of common stock, par value $.001 per share, of Sequential will exchange their shares for shares of common stock, par value $.01 per share, of Holdings in connection with the transactions contemplated by the Merger Agreement. A copy of the Letter Agreement is attached as an exhibit to the Holdings S-4/A, filed on October 22, 2015, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit	Description

	2.1	Letter Agreement, dated as of October 22, 2015, by and among Singer Madeline Holdings, Inc., Sequential Brands Group, Inc., Martha Stewart Living Omnimedia, Inc., Singer Merger Sub, Inc. and Madeline Merger Sub, Inc. (incorporated by reference to Exhibit 2.2 to Singer Madeline Holdings, Inc.’s Registration Statement on Form S-4/A filed on October 22, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

October 22, 2015	By:	/s/ Kenneth P. West
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Letter Agreement, dated as of October 22, 2015, by and among Singer Madeline Holdings, Inc., Sequential Brands Group, Inc., Martha Stewart Living Omnimedia, Inc., Singer Merger Sub, Inc. and Madeline Merger Sub, Inc. (incorporated by reference to Exhibit 2.2 to Singer Madeline Holdings, Inc.’s Registration Statement on Form S-4/A filed on October 22, 2015).